SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 13, 2005

MARKLAND TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-28863	84-1331134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

        88 Royal Little Drive, Providence, RI  02904

 (Address of principal executive offices) (Zip Code)

276 Washington Street, No. 367,  Boston, MA 02108

(Mailing Address)

(617) 973-5104

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

Item 3.02

Unregistered Sales of Equity Securities

Private Equity Credit Agreement with Brittany Capital Management, Ltd.

Summary.  On October 13, 2005, we entered into the private equity credit agreement with Brittany Capital Management Limited (whom we refer to as Brittany), a limited liability company organized and existing under the laws of The Bahamas. Under the private equity credit agreement, we may from time to time at our option draw up to $5 million in exchange for shares of our common stock, subject to conditions outside of the control of Brittany.

Put Shares.  Each draw under the private equity credit agreement is structured as a put option, wherein we require Brittany to purchase a number of shares of our common stock after a discount to the market price is applied. Specifically, each share is sold at a price equal to 93% of the average of any three closing bid prices during the ten trading days immediately following the put date. We refer to these shares as the put shares. The purchases are to take place from time to time over the course of a commitment period extending 36 months after the effective date of the registration statement on Form SB-2 filed on October 14, 2005, under which we are registering for resale 10,000,000 put shares. The timing of the purchases by Brittany is at our sole discretion.

Blackout Shares.  If we suspend sales of common stock pursuant to the above referenced registration statement within 15 trading days of a sale of common stock to Brittany and our stock price declines during the suspension period, we will be required to issue that number of additional shares of our common stock which, when combined with the shares purchased during the 15 trading days immediately preceding the suspension, will equal the number of shares Brittany would have received had the purchase been made at the conclusion of the suspension period (at the lower per share price). We refer to these shares as blackout shares.

Number of shares issuable under the Private Equity Credit Agreement. We cannot predict the actual number of shares of common stock issuable under the Private Equity Credit Agreement, in part because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of cash advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions.

•

The registration statement mentioned above only covers the resale of 11,727,712 shares issuable to Brittany under the private equity credit agreement. In the event we desire to draw down any available amounts remaining under the private equity credit agreement after we have issued the 11,727,712 shares, we will have to file a new registration statement to cover such additional shares that we would issue for additional draw downs under the Private Equity Credit Agreement.

•

Based on the closing price of our stock of $0.0245 on October 11, 2005, we would have to issue to Brittany 219,442,616 shares of our common stock in order to draw down the entire $5 million available to us under the Private Equity Credit Agreement. Assuming all of these shares are issued, they would represent approximately 67% of our currently issued and outstanding common stock.

Dilution.  The offering price of our common stock for any put under the private equity credit agreement is based on a discounted market price calculated at the time of the put. As a result, there is an inverse relationship between our stock price and the number of shares we may issue under this agreement. That is, any decline in the price of our common stock would require us to put additional shares for a given draw. The inverse relationship is demonstrated by the table set forth below, which shows the number of shares to be issued under the private equity credit agreement for a hypothetical $50,000 draw-down at hypothetical market prices of $0.05, $0.04, $0.03, $0.02 and $0.01 per share.

Price sensitivity of dilution resulting from Private Equity Credit Agreement

Hypothetical Draw Amount	Hypothetical Market Price	Discounted Market Price	Shares to be issued
$50,000	$0.05	$0.0465	1,075,268
$50,000	$0.04	$0.0372	1,344,086
$50,000	$0.03	$0.0279	1,792,114
$50,000	$0.02	$0.0186	2,688,172
$50,000	$0.01	$0.0093	5,376,344

Any sale of shares pursuant to the private equity credit agreement will have a dilutive impact on our stockholders. Additional dilution may result because:

•

The outstanding shares are issued based on discount to the market rate. As a result, the lower the stock price around the time we require an advance, the greater the number of shares that Brittany will receive. This could result in substantial dilution to the interests of other holders of common stock.

•	To the extent Brittany sells its common stock, the common stock price may decrease due to the additional shares in the market. Such sales could further depress the stock price.

•

The significant downward pressure on the price of the common stock as Brittany sells material amounts of common stocks could encourage short sales by Brittany or others. Short sales could place further downward pressure on the price of the common stock.

Other Restrictions. Any proceeds we receive from the equity line will be subject to restrictions on use. Pursuant to a Securities Purchase Agreement, dated September 21, 2004, by and among us and DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd., 75% of all proceeds received pursuant to a private equity line must first be used to satisfy our obligations under those certain convertible promissory notes held DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd. A copy of this Securities Purchase Agreement is filed as an attachment to our current report on Form 8-K filed on September 24, 2004 (SEC File # 000-28863).

This summary highlights selected information regarding the terms of this agreement. It may not contain all of the information that is important to you.  You should refer to the Private Equity Credit Agreement and Registration Rights Agreement filed as exhibits to the registration statement on Form SB-2 filed with the SEC on October 14, 2005 (SEC File No. 333-129017), which are herein incorporated by reference.

Prior Relationships with Brittany Capital Management

On October 4, 2005, we issued Brittany Capital Management 3,750,000 shares, in lieu of cash, in satisfaction of previously accrued liquidated damaged due in connection with the Series D Preferred Stock Restriction Agreement entered into on January 5, 2005 between us and James, LLC, our largest Series D preferred stock shareholder.  Additional information concerning the issuance of these shares can be found in our current report on Form 8-K filed on October 7, 2005, as amended on October 13, 2005.  Additional information concerning the Series D Preferred Stock Restriction Agreement can be found in our current report on Form 8-K filed on January 11, 2005. This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were sold only to "accredited investors" within the meaning of Rule 501 of Regulation D.

We had previously entered into a Private Equity Credit Agreement with Brittany Capital Management, Ltd. on September 10, 2003 pursuant to which Markland had agreed to issue and sell to Brittany up to $10 million worth of our common stock.  This agreement expired on September 10, 2004 and no shares were sold pursuant to that agreement.

Item 9.01

Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description	Filed with this 8-K	Incorporated by reference
			Form	Filing Date	Exhibit No.
10.1	Private Equity Credit Agreement dated October 13, 2005 between Markland Technologies, Inc. and Brittany Capital Management, Ltd.		SB-2 (SEC File No. 333-129017)	October 14, 2005	10.92
10.2	Registration Rights Agreement dated October 13, 2005 between Markland Technologies, Inc. and Brittany Capital Management, Ltd.		SB-2 (SEC File No. 333-129017)	October 14, 2005	10.93

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKLAND TECHNOLOGIES, INC.

By:     /s/ Gino M. Pereira

Gino M. Pereira

Chief Financial Officer

Date:  October 18, 2005

EXHIBIT INDEX

Exhibit No.	Description	Filed with this 8-K	Incorporated by reference
			Form	Filing Date	Exhibit No.
10.1	Private Equity Credit Agreement dated October 13, 2005 between Markland Technologies, Inc. and Brittany Capital Management, Ltd.		SB-2 (SEC File No. 333-129017)	October 14, 2005	10.92
10.2	Registration Rights Agreement dated October 13, 2005 between Markland Technologies, Inc. and Brittany Capital Management, Ltd.		SB-2 (SEC File No. 333-129017)	October 14, 2005	10.93